UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 29, 2024

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-8006
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Facility Amendment

On January 29, 2024, The Dun & Bradstreet Corporation (“D&B Corporation”), an indirect wholly owned subsidiary of Dun & Bradstreet Holdings, Inc. (the “Company”), entered into an Amendment No. 8 (the “Eighth Amendment”) to its Credit Agreement, dated February 8, 2019 (as the same has been amended, restated, amended and restated from time to time prior to the date hereof, the “Credit Agreement”), by and among, inter alios, D&B Corporation, Star Intermediate III, LLC (“Star Intermediate III”), an indirect subsidiary of the Company and the holding company of D&B Corporation, the other subsidiaries of D&B Corporation party thereto as guarantors, the institutions party thereto as lenders and Bank of America, N.A., as administrative agent.

The Eighth Amendment amended the Credit Agreement to, among other things, (a) reduce the rate applicable to the existing incremental term loans (the “Existing 2022 Incremental Term B-2 Loans”) by 0.25%, resulting in a margin spread of SOFR plus 2.75% per annum or the applicable base rate plus 1.75% per annum, (b) decrease the applicable margin rate for the revolving credit facility by 0.50 % overall and removes the credit spread adjustment, resulting in a margin spread of SOFR plus 2.50% per annum or the applicable base rate plus 1.50% per annum, (c) extend the maturity date for the revolving credit facility to February 15, 2029 (or, in the event there are outstanding term loans under the Credit Agreement in an aggregate principal amount greater than $450,000,000 with a scheduled maturity date earlier than May 17, 2029, the 91st date prior to such scheduled maturity date), (d) establish additional incremental term loans (the “2022 Incremental Term B-2 Upsize Loans”) in an aggregate principal amount of $2,651,694,250.00, and (e) use the proceeds of the 2022 Incremental Term B-2 Upsize Loans to repay all outstanding initial term loans.

The 2022 Incremental Term B-2 Upsize Loans were fully funded on January 29, 2024. After giving effect to the Eighth Amendment, the incurrence of the 2022 Incremental Term B-2 Upsize Loans and the use of the proceeds thereof, (a) the 2022 Incremental Term B-2 Upsize Loans and the Existing 2022 Incremental Term B-2 Loans are treated as a single tranche of incremental term loans (the “2022 Incremental Term B-2 Loans”) in an aggregate principal amount equal to $3,103,644,250.00 and (b) the senior secured leverage ratio of D&B Corporation and its restricted subsidiaries is unimpacted.

The 2022 Incremental Term B-2 Loans will have a maturity date of January 18, 2029 and will bear interest at a rate equal to SOFR plus 2.75% subject to a ratings-based stepdown of .25% with a corporate family/corporate credit ratings of at least BB- (stable)/Ba3 (stable) from S&P and Moody’s, respectively. There is a 0% SOFR floor with respect to the 2022 Incremental Term B-2 Loans. The 2022 Incremental Term B-2 Loans will amortize in equal quarterly installments in aggregate amounts equal to 1.00% of the aggregate principal amount of the 2022 Incremental Term B-2 Loans. For six months after the closing of the Eighth Amendment, voluntary repayments of the 2022 Incremental Term B-2 Loans and certain other repricing events will be subject to a premium of 1.00% of the aggregate principal amount of the 2022 Incremental Term B-2 Loans being repaid. The other terms applicable to the 2022 Incremental Term B-2 Loans are the same as those applicable to the Existing 2022 Incremental Term B-2 Loans that were in effect prior to the Eighth Amendment.

Except as amended by the Eighth Amendment, the terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release announcing the closing of the Eighth Amendment transaction. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

The information provided under Item 7.01 and as Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information provided under Item 7.01 and as Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1
Amendment No. 8 to the Credit Agreement, dated January 29, 2024, by and among The Dun & Bradstreet Corporation, as Borrower, Star Intermediate III, LLC, as Holdings, the other guarantors party thereto from time to time, Bank of America, N.A., as Administrative Agent and the other lenders party thereto from time to time.

99.1	Press Release, dated January 30, 2024, announcing the closing of the Eighth Amendment transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt
Joe A. Reinhardt
Chief Legal Officer
Date:	January 30, 2024